UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

We are the plan sponsor for the ADC Telecommunications, Inc. Retirement Savings Plan (the "Plan"). On August 31, 2009, as Plan sponsor and consistent with the terms of the Plan, we determined that we would no longer retain Ernst & Young, LLP as the independent registered public accounting firm for the Plan. None of the audit reports by Ernst & Young for the Plan in the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to no longer retain Ernst & Young to serve as the independent registered public accounting firm for the Plan was reviewed with the Audit Committee of our Board of Directors. During the Plan's two most recently completed fiscal years and through the date of this report on Form 8-K, there were not any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The decision to no longer retain Ernst & Young as the indepedent registered public accounting firm for the Plan, does not otherwise impact their relationship with us. As such, Ernst & Young continues to serve as our independent registered public accounting firm that, among other items, provides audit services for our financial statements and our internal controls over financial reporting.

On August 31, 2009 we retained Wipfli LLP to serve as the independent registered public accounting firm for the Plan for the fiscal year ending December 31, 2009. Wipfli provided auditing services for fiscal years 2007 and 2008 for the LGC Wireless, Inc. 401(K) Plan. LGC Wireless, Inc. is one of our wholly owned subsidiaries. During the Plan's two most recently completed fiscal years and through the date of this report on Form 8-K, neither we, any of our affiliated companies nor the Plan otherwise engaged Wipfli to consult on any matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

September 4, 2009	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer